                                   EXHIBIT 10.7

                              STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is effective this 30th day of June, 1995, by and among DSP GROUP, INC., a Delaware corporation ("DSPG"), KENWOOD CORPORATION, a Japanese corporation ("Kenwood"), TOMEN ELECTRONICS CORP., a Japanese corporation ("Tomen"), and NOGATECH, INC., a California corporation ("Noga").

                                       RECITALS

       A. DSPG is the owner of two thousand (2,000) shares of Common Stock of Noga (the "Common Stock"), and four million four hundred forty-four thousand four hundred forty-four (4,444,444) shares of Series A Preferred Stock of Noga (the "Preferred Stock", and together with the Common Stock, the "Shares").

       B. Scitex Corporation, Ltd ("Scitex"), DSPG's predecessor in interest to one thousand (1,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock (collectively, the "Scitex Shares") and DSPG entered into a Preincorporation Agreement (the "Preincorporation Agreement") dated December 31, 1992, for the formation of Noga.

       C. DSPG California, Scitex and Noga entered into a Stock Purchase Agreement effective January 1, 1993 (the "DSPG Stock Purchase Agreement"), pursuant to which Scitex acquired the Scitex Shares from Noga.

       D. Scitex, DSPG and Noga entered into a Stock Purchase Agreement, effective April 24, 1994, pursuant to which DSPG acquired the Scitex Shares from Scitex (the "Scitex Purchase Agreement", and together with the Preincorporation Agreement (the "Ancillary Agreements")).

       E. DSPG, Noga and its subsidiary Nogatech, Ltd. ("Noga Ltd") entered into a Technology Retransfer Agreement (together with the documents represented by the Exhibits thereto, the "Technology Retransfer Agreement"), in the form attached hereto as Exhibit A, on June 29, 1995.

       F. Subject to the terms and conditions hereof, DSPG desires to sell to Kenwood and Tomen, and Kenwood and Tomen desire to acquire from DSPG the Shares, all as set forth below.

                                      AGREEMENT

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

       1.     SALE AND PURCHASE OF SHARES.

              a. THE KENWOOD PURCHASE. DSPG hereby agrees to sell, assign, transfer, convey and deliver one thousand (1,000) shares of the Common Stock and two million two hundred twenty-two thousand two hundred twenty-two (2,222,222) shares of the Preferred Stock (collectively, the "Kenwood Shares") to Kenwood, and Kenwood hereby agrees to purchase the Kenwood Shares from DSPG for the purchase price (the "Kenwood Purchase Price") of Seven Hundred Fifty Thousand United States Dollars (U.S. $750,000) at the Closing (as defined below), payable by wire transfer to DSPG in immediately available funds on the Closing Date (as defined below).

              b. THE TOMEN PURCHASE. DSPG hereby agrees to sell, assign, transfer, convey and deliver one thousand (1,000) shares of the Common Stock and two million two hundred twenty-two thousand two hundred twenty-two (2,222,222) shares of the Preferred Stock (collectively, the "Tomen Shares") to Tomen, and Tomen hereby agrees to purchase the Tomen Shares from DSPG for the purchase price (the "Tomen Purchase Price") of Seven Hundred Fifty Thousand United States Dollars (U.S. $750,000), payable by wire transfer to DSPG in immediately available funds on the Closing Date.

              c. CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares (the "Closing") shall be held via facsimile transmittal and wire transfers through DSPG's counsel, Pezzola & Reinke, A Professional Corporation, on August 11, 1995 at 2:00 p.m., Pacific Standard Time, or at such other time and place upon which Kenwood, Tomen and DSPG shall agree (the date of the Closing is herein referred to as the "Closing Date").

              d.     AT THE CLOSING:

                     i) Kenwood shall deliver as full and complete payment for the Kenwood Shares, the Kenwood Purchase Price;

                     ii) Tomen shall deliver as full and complete payment for the Tomen Shares, the Tomen Purchase Price;

                     iii) DSPG shall deliver to Kenwood and Tomen their respective original certificates of their respective Shares executed on the reverse side of the certificates, or on assignments separate from certificates, to show the transfer of the Kenwood Shares to Kenwood and the transfer of the Tomen Shares to Tomen; and

                     iv) DSPG and Noga shall deliver a duly executed Technology Retransfer Agreement to one another.

       2. CONDITIONS PRECEDENT. As a condition precedent to the obligations of the parties hereto, the parties must receive effective the Closing Date a copy of an executed Mutual Release between DSPG and Nathan Hod, in the form attached hereto as Exhibit B.

       3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS. Kenwood and Tomen (together, the "Purchasers") each severally represent, warrant and covenant to DSPG the following as of the date of this Agreement and as of the Closing Date on its behalf:

              a. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares to be purchased by each Purchaser will be acquired for investment for such Purchaser's own account and not with a view to the resale or distribution of any part thereof, and each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of its respective Shares.

              b. RELIANCE UPON PURCHASERS' REPRESENTATIONS. Each Purchaser understands that its respective Shares are not registered under the Securities Act of 1933, as amended (the "Act"), on the grounds that the sale provided for in this Agreement and the issuance of Shares hereunder is exempt from registration under the Act, and that DSPG's reliance on such exemption is based, in part, on each Purchaser's representations set forth herein.
Each Purchaser realizes that the basis for the exemption may not be present if it has in mind merely acquiring its respective Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.

              c. RECEIPT OF INFORMATION. Each Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase its respective Shares. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from Noga's officers regarding the business, properties, prospects and financial condition of Noga, and to obtain additional information (to the extent Noga possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which such Purchaser had access. Specifically, each Purchaser acknowledges receipt of, among other things, the Technology Retransfer Agreement.

              d. INVESTMENT EXPERIENCE. Each Purchaser and its officers are experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in its respective Shares.

              e. RESTRICTED SECURITIES. Each Purchaser understands that its respective Shares may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Shares, or an available exemption from registration under the Act, such Shares must be held indefinitely. In particular, each Purchaser is aware that its respective Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 is the availability of current information to the public about Noga.
 Such information is not now available and each Purchaser understands that Noga has no present plans to make such information available.

              f. LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with appropriate securities legends; and each Purchaser covenants that, except to the extent such restrictions are waived by Noga, such Purchaser shall not transfer its respective Shares represented by any such certificate without complying with the restrictions on transfer described in the following legend endorsed on such certificate:

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

              g.     RISKS OF INVESTMENT.  Each Purchaser represents that it:
(a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in its respective Shares; (b) has received from DSPG all the information it has requested and considers necessary or appropriate for deciding whether to purchase its respective Shares, and has been given the opportunity to examine all relevant documents and to ask questions of, and to receive answers from, the management of Noga concerning Noga and its affairs, and to obtain any additional information necessary to verify the accuracy of the information given such Purchaser, and that no representations have been made to such Purchaser concerning its respective Shares, Noga, its business, prospects or other matters, except as expressly made herein; (c) has the ability to bear the economic risks of its prospective investment; and (d) is able, without materially impairing its financial condition, to hold its respective Shares for an indefinite period of time and to suffer complete loss of its investment.

              h. CORPORATE AUTHORITY. Each Purchaser represents that it has full corporate authority to purchase its respective Shares in accordance with this Agreement, as evidenced by the signature binding such Purchaser on the signature page hereinbelow and all other approvals necessary to purchase its respective Shares.

              i. CAPITALIZATION. Each Purchaser acknowledges that the capitalization of Noga as of the Closing Date shall be as set forth on Exhibit C attached hereto, and shall include options granted by Noga to Messrs. Heiman and Hod conditioned upon the Closing occurring. Additionally, each Purchaser understands that Noga may be obligated to grant an additional option for Twelve Thousand Five Hundred (12,500) shares of Common Stock at an exercise price of Ten Cents ($0.10) per share to Michael Corwin.

              j. DEBT TO CHIEF SCIENTIST. Each Purchaser acknowledges and agrees to the following:

              The unaudited June 30, 1995 financial statement (the "Financial Statement") attached hereto as Exhibit D shows an obligation to the Chief Scientist of Israel (the "Chief Scientist") of One Hundred Fifty Thousand United States Dollars (U.S. $150,000) (the "Obligation"). This is the initial payment that is now due to the Chief Scientist. The Chief Scientist is owed sixteen percent (16%) of the royalty income received by Noga from Zen Research, N.V. ("Zen"), up to an aggregate maximum of Four Hundred Two Thousand United States Dollars (U.S. $402,000). DSPG has caused Noga to pay One Hundred Fifty Thousand United States Dollars (U.S. $150,000) of the Obligation to the Chief Scientist. Noga has entered into an agreement with Zen to arrange for payment by Noga of all sums still owing to the Chief Scientist.

              k. Each Purchaser acknowledges and agrees that as of June 30, 1995, any prior arrangement for DSPG to loan money to Noga shall terminate, and DSPG shall have no further arrangement requiring it to loan any money to Noga.

       4. REPRESENTATIONS OF DSPG. DSPG represents, warrants and covenants to each Purchaser that:

              a. OWNERSHIP. DSPG is the owner of the Shares. The Shares have not been encumbered, pledged or mortgaged in any manner whatsoever. All approvals necessary to transfer the respective Shares to each Purchaser have been obtained. DSPG has the full corporate power to sell the Shares in accordance with this Agreement, as evidenced by the signature binding DSPG on the signature page hereinbelow.

              b. TECHNOLOGY AGREEMENT. The Technology Retransfer Agreement has been duly executed by DSPG.

              c. ORGANIZATION AND CORPORATE POWER. Noga is a corporation duly incorporated and validly existing under the laws of the State of California, and Noga is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Noga has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of Noga's charter documents and Bylaws furnished to Purchasers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

              d. SUBSIDIARIES. Noga does not own or hold any rights to acquire any shares of stock or any other security or interest in any other corporation or entity, except for Nogatech Ltd., its wholly-owned Israeli subsidiary.

              e. CONDUCT OF BUSINESS; LIABILITIES. Noga is not in default under, and no condition exists that with notice or lapse of time would constitute a default of Noga under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which Noga is a party or by which Noga or the properties of Noga are bound or
(ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of Noga taken as a whole.

              f. FINANCIAL STATEMENTS. Except as disclosed in Section 9 herein, (i) the unaudited balance sheet and income statement of Noga as of June 30, 1995, in the form attached to this Agreement as Exhibit D, fairly presents the financial position of Noga as of June 30, 1995 (the "Financial Statements"); and (ii) the Proforma Balance Sheet attached hereto as Exhibit E sets forth Noga's financial position after the effect of the Technology Retransfer Agreement.

              g. NO UNDISCLOSED LIABILITIES. Except for (i) liabilities and obligations disclosed in Section 9 herein; (ii) liabilities and obligations incurred in the ordinary course of business since June 30, 1995 ("Statement Date"); and (iii) liabilities or obligations described in this Agreement, neither Noga nor any of the property of Noga is subject to any material liability or obligation that was required to be included or adequately reserved against in the Financial Statements or described in the notes thereto and was not so included, reserved against, or described.

              h. ABSENCE OF CERTAIN CHANGES. Since the Statement Date there has not been:

                     i) any material adverse change in the business, financial condition, operations, or assets of Noga;

                     ii) any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of Noga;

                     iii) any sale or transfer by Noga of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

                     iv) any material transaction not in the ordinary course of business of Noga;

                     v) the making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

                     vi)    an agreement to do any of the foregoing.

              i. TITLE AND RELATED MATTERS. Noga has good and marketable title to all of its property, real and personal, and other assets included in the Financial Statements (except properties and assets sold or otherwise disposed of subsequent to the Statement Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of Noga, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by Noga; (ii) the rights of customers of Noga with respect to inventory under orders or contracts entered into by Noga in the ordinary course of business; (iii) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes; and (iv) as described in the Financial Statements or the notes thereto.

              j. LITIGATION. There are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of DSPG's and Noga's knowledge, overtly threatened against Noga or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality.

              k. TAX MATTERS. Noga has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by them and have paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or informed Noga that it intends to assert any such deficiency or to make any audit or other investigation of Noga for the purpose of determining whether such a deficiency should be asserted against Noga.

              l. COMPLIANCE WITH LAWS. To the best of DSPG's knowledge, Noga is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if Noga was not in compliance therewith, would have a materially adverse effect on the business of Noga, taken as a whole. Neither DSPG nor Noga have received any notice of any asserted present or past failure by Noga to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

              m. DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Purchasers by or on behalf of Noga or DSPG with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

              n. PATENTS, TRADEMARKS, TRADE NAMES, ETC. To Noga's best knowledge, the use of its patents, trademark, trade name, service marks, and copyrights by it does not materially infringe on any patents, trademarks, or copyrights or any other rights of any person. To Noga's best knowledge, it has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information.

       5. RELEASE OF VARIOUS AGREEMENTS. Upon delivery to DSPG of the payment for the Shares by each Purchaser:

              a. DSPG RELEASE. DSPG releases any claims or rights that it may have against Noga, or Noga's subsidiary or affiliated companies, concerning the Ancillary Agreements, and/or any other agreements (except in connection with any representations and warranties made by Noga in this Agreement and the Technology Retransfer Agreement and Noga's obligations under the Technology Retransfer Agreement) by and between DSPG and Noga, or any of Noga's subsidiaries, concerning Noga. Each of DSPG and Noga agree that the pre-emptive rights in Section 7 of the DSPG Stock Purchase Agreement no longer exists in favor of DSPG; that the Registration Rights stated in
Section 10 of the DSPG Stock Purchase Agreement shall no longer be effective for DSPG but shall be transferred to its transferees; the right to choose board seats stated in Section 9 of the DSPG Stock Purchase Agreement shall no longer exist in favor of DSPG; any arrangement for DSPG to loan money to Noga shall terminate as of June 30, 1995; and the

Technology Retransfer Agreement shall remain in full force and effect.

              b. NOGA RELEASE. Noga releases any claims or rights that it may have against DSPG, or DSPG's subsidiary or affiliated companies, concerning the Ancillary Agreements, and/or any other agreements (except in connection with any representations and warranties made by DSPG in this Agreement) by and between DSPG and Noga, or any of DSPG's subsidiaries, concerning DSPG, except as specifically set forth herein. In addition, Noga releases DSPG from any agreement to provide services to Noga, including without limitation, services for accounting, facilities, personnel support and payroll.

       6. DSPG TECHNOLOGY. Noga agrees that to the extent that it was using technology and confidential information of DSPG which had been disclosed to Noga by DSPG, Noga will discontinue such use, except to the extent that such use is consistent with the terms of the Technology Retransfer Agreement. Additionally, Noga agrees to return to DSPG on the Closing Date, all technology and confidential information of DSPG which had been delivered to Noga by DSPG, subject to the terms of the Technology Retransfer Agreement.

       7. EMPLOYEE MATTERS. DSPG represents and warrants to each Purchaser and Noga, that it has no present intention of hiring employees of Noga. DSPG agrees, for a period ending June 30, 1997, not to solicit or recruit any employees of Noga.

       8.     DSPG GUARANTY.

              a. REPLACEMENT GUARANTY. Purchasers shall use its best efforts to either replace DSPG by August 31, 1995 as the guarantor under the Guaranty (the "Guaranty"), dated November 3, 1994, issued by DSPG to the lessor (the "Lessor") under the Lease, dated November 3, 1994, between Lessor and Noga Ltd, as lessee, for the property located at Mivtza Kadesh 2, Givat Shmuel, 54100, Israel, or to obtain a satisfactory replacement (collectively, the "Replacement Guaranty").

              b. INDEMNIFICATION. From and after the Closing Date and until a Replacement Guaranty has become effective (the "Replacement Period"), Noga and Noga Ltd shall indemnify and hold DSPG, its successors and assigns, harmless from, against and in respect of any and all loss, liability and damage (including the payment of reasonable attorneys' fees), arising out of or resulting from any and all losses, liabilities and obligations, or claims or causes of action of any nature, arising during the Replacement Period in connection with to the Guaranty.

       9.     CONTINGENT LIABILITY.       The parties hereto acknowledge and
agree that (i) there is a contingent liability (the "Contingent Liability") of Noga in the amount of up to $170,000 claimed by SCI Systems, Inc.("SCI") in connection with the return of certain materials related to Noga purchase order number 89028; (ii) neither the Contingent Liability nor the related inventory is reflected on Exhibits D or E hereto; (iii) SCI has indicated that it may attempt to seek recovery of the Contingent Liability from both Noga and DSPG; (iv) DSPG denies responsibility for payment of any portion of the Contingent Liability; (v) Noga acknowledges that Noga, rather than DSPG, is responsible for any amounts due SCI in connection with the Contingent Liability;(vi) in the event that DSPG determines or is required to pay any amounts to SCI in connection with the Contingent Liability, DSPG shall give Noga fourteen (14) days written notice prior to informing SCI of such determination or making any payment, as applicable; and (vii) in the event SCI recovers any amount from DSPG in connection with the Contingent Liability, Noga shall indemnify and hold DSPG harmless from, against, and in respect of any and all loss, liability, and damage (including the payment of reasonable attorney's fees), arising out of or resulting from any and all losses, liabilities and obligations, or claims or causes of action of any nature, in connection with the Contingent Liability.

       10.    MISCELLANEOUS.

              a. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of all parties to this Agreement.

              b. SUCCESSORS AND ASSIGNS. Subject to any provisions herein with regard to assignment, all covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto.

              c. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

              d. ATTORNEYS' FEES; COSTS. In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any arbitration or litigation is commenced.

              e. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City and County of Santa Clara, State of California, under the Commercial Arbitration Rules of the

American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving corporate law. The provisions of California Code of Civil Procedure ?1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to: (i) avoid injury or prejudice to that party; (ii) to protect the rights of any party; or (iii) to obtain possession or property in order to avoid a material risk of damage to or loss of that property.

              f. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, to the address set forth on the signature page below.

Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

              g. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

              h. DESCRIPTIVE HEADINGS. The headings used herein and in any of the documents attached hereto as exhibits, are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

              i. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                    (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

              j. VENUE. ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT SHALL BE LITIGATED OR ARBITRATED AS APPROPRIATE IN A STATE OR FEDERAL COURT IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DSP GROUP, INC.                        KENWOOD CORPORATION
a Delaware corporation                 a Japanese corporation
3120 Scott Boulevard                   Alive Mitake
Santa Clara, CA  95054                 2-5, Shibuya 1-chome, Shibuya-ku
                                       Tokyo, 150, JAPAN

By: /s/ Karin Pitcock                  By: /s/ Takes Suzuki
   ---------------------------------      ---------------------------------
       Karin Pitcock                      (Signature)
       Corporate Secretary
                                           Derecker
                                          ---------------------------------
                                          (Print Name & Title)



NOGATECH, INC.                         TOMEN ELECTRONICS CORP.
a California corporation               a Japanese corporation
3120 Scott Boulevard
Santa Clara, CA 95054                  ------------------------------------

                                       ------------------------------------

                                       ------------------------------------
                                       (Print Address)


By: /s/ Eli Porat                      By: /s/ Shizeyuki Nazawa
   ---------------------------------      ---------------------------------
       Eli Porat                          (Signature)
       President
                                            President
                                          ---------------------------------
                                          (Print Name & Title)

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                                   EXHIBIT A

                    FORM OF TECHNOLOGY RETRANSFER AGREEMENT


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                                   EXHIBIT B

                            FORM OF MUTUAL RELEASE


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                                   EXHIBIT C

                              CAPITALIZATION CHART

                              ISSUED CAPITAL STOCK
                    (AFTER SALE BY DSPG OF ALL ITS INTEREST)
                            ON A FULLY-DILUTED BASIS(1)

Shareholder             Type of Security                    Number of Shares       Percentage
-----------             ----------------                    ----------------       ----------
Kenwood/Tomen           Series A Preferred                      4,444,444            71.46%
Kenwood/Tomen           Common Stock                                2,000             0.03%
Nathan Hod              Common Stock                              565,000             9.08%
Nathan Hod              Options for Common Stock                  750,000            12.06%
Arieh Heiman            Options for Common Stock                  451,825             7.26%
Mike Campbell           Common Stock                                6,250             0.10%

TOTALS                                                          6,219,519           100.00%

(1) Does not include potential grant of option for 12,500 shares to Michael Corwin.

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                                  EXHIBIT D

                             FINANCIAL STATEMENTS




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                                  EXHIBIT E

                        PROFORMA FINANCIAL STATEMENTS